Exhibit 5.1

Office:	+852 2801 6066
Mobile:	+852 9718 8740
Email:	rthorp@tta.lawyer

To:	Gorilla Technology Group Inc.

Meridien House

42 Upper Berkeley Street

Marble Arch

London, W1H 5QJ

United Kingdom

26 January 2024

Dear Sirs

Re:	Gorilla Technology Group Inc.

We have acted as Cayman Islands legal advisers to Gorilla Technology Group Inc. (the “Company”) in connection with the Company’s registration statement on Form F-3, including all amendments or supplements thereto, filed with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933 (the “Act”), as amended, (the “Registration Statement”), relating to the registration of up to 200,000 of the Registrant’s ordinary shares (the “Shares”) that may be resold, from time to time, by the selling securityholders named therein (the “Selling Securityholders”) or their pledgees, donees, transferees, or other successors in interest. This opinion is given in accordance with the terms of the Legal Matters section of the Registration Statement.

1	Documents Reviewed

For the purposes of this opinion we have reviewed originals, copies, drafts or conformed copies of the documents listed in Schedule 1 to this opinion, being all of the documents necessary to form our opinion. Defined terms shall have the meanings set out in Schedule 1 or in the Registration Statement.

2	Assumptions

The following opinions are given only as to and based on circumstances and matters of fact existing at the date hereof and as to the laws of the Cayman Islands as the same are in force at the date hereof. In giving this opinion, we have assumed that copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

3	Opinions

Based upon, and subject to, the foregoing assumptions, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	the Company has been duly incorporated and is validly existing under the laws of the Cayman Islands;

3.2	the directors of the Company (the “Directors”) have taken all necessary corporate action to approve the issuance of the Shares, the offering thereof and related matters, and when such Shares have been issued and sold by the Company in accordance with such resolutions of the Directors, such Shares will be duly authorized, legally issued and allotted, as fully paid and non-assessable;

3.3	in this opinion the phrase “non-assessable” means, with respect to shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil); and

3.4	the statements in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and such statements constitute our opinion.

We hereby consent to the prospectus discussion of this opinion, to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In providing our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters detailed herein and is not to be read as an opinion with respect to any other matter.

Yours faithfully

/s/ Travers Thorp Alberga

TRAVERS THORP ALBERGA

SCHEDULE 1

List of Documents Reviewed

1	the Certificate of Incorporation dated 17 May 2021;

2	the Amended and Restated Memorandum and Articles of Association of the Company as adopted by special resolution of the shareholders of the Company on 13 July 2022 (the “M&A”);

3	the resolutions of the board of directors on 12 July 2023;

4	the register of directors of the Company; and

5	the Registration Statement.

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